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                                                                     Exhibit 8.1


                                  April 8, 1996


                                                                      10034-0086


ALZA Corporation
950 Page Mill Road
Palo Alto, California 94303

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have acted as United States federal income tax counsel to ALZA Corporation, a Delaware corporation ("ALZA"), in connection with the registration under the Securities Act of 1933, as amended, of $400,000,000 aggregate principal amount ($460,000,000 aggregate principal amount if the Underwriter's over-allotment option is exercised) of Subordinated Convertible Debentures Due 2006 (the "Debentures"). In that capacity, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by ALZA with the Securities and Exchange Commission in connection with the proposed public offering of the Debentures.

     We are of the opinion that the information in the Registration Statement under the caption "Certain United States Federal Income Tax Considerations," while not purporting to discuss all tax consequences to persons acquiring the Debentures, is correct in all material respects.

     The foregoing is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including proposed Treasury Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change or different interpretations by the Internal Revenue Service or the courts, which change may have retroactive effect. We disclaim any undertaking to advise you of any change in the law that may

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ALZA Corporation
April 8, 1996                                                             Page 2



affect this opinion. We express no opinion as to the laws of any jurisdictions other than the federal income tax laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the Prospectus which forms a part thereof.

                                        Very truly yours,

                                        /S/ HELLER EHRMAN WHITE & MCAULIFFE